Exhibit 4.09


                       GUARANTEE AGREEMENT

                             Between

                Entergy London Investments UK plc
                         (as Guarantor)

                               and

                      The Bank of New York
                          (as Trustee)

                           dated as of

                        _______ __, 1997


                        TABLE OF CONTENTS

ARTICLE I   DEFINITIONS.......................................   Page
            .
    SECTION 1.01  Definitions.................................    1

ARTICLE II  TRUST INDENTURE ACT...............................    4
    SECTION 2.01  Trust Indenture Act; Application............    4
    SECTION 2.02  List of Holders of Preferred Securities.....    4
    SECTION 2.03  Reports by the Guarantee Trustee............    4
    SECTION 2.04  Periodic Reports to Guarantee Trustee.......    4
    SECTION 2.05  Evidence of Compliance with Conditions          5
                  Precedent...................................
    SECTION 2.06  Events of Default; Waiver...................    5
    SECTION 2.07  Events of Default; Notice...................    5
    SECTION 2.08  Conflicting Interests.......................    5

ARTICLE III POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE....    5
    SECTION 3.01  Powers and Duties of Guarantee Trustee......    5
    SECTION 3.02  Certain Rights of Guarantee Trustee.........    7

ARTICLE IV  GUARANTEE TRUSTEE.................................    9
    SECTION 4.01  Guarantee Trustee; Eligibility..............    9
    SECTION 4.02  Compensation and Reimbursement                  10
    SECTION 4.03  Appointment, Removal and Resignation of
                  Guarantee Trustee...........................    10

ARTICLE V   GUARANTEE.........................................    11
    SECTION      Guarantee.....................................   11
    5.01
    SECTION      Waiver of Notice and Demand.................     11
    5.02
    SECTION      Obligations Not Affected......................   12
    5.03
    SECTION      Rights of Holders............................    12
    5.042
    SECTION      Guarantee of Payment..........................   13
    5.05
    SECTION      Subrogation...................................   13
    5.06
    SECTION      Independent Obligations......................    13
    5.07

ARTICLE VI  SUBORDINATION......................................   13
    SECTION      Subordination.................................   13
    6.01

ARTICLE VII TERMINATION........................................   14
    SECTION      Termination...................................   14
    7.01

ARTICLE     MISCELLANEOUS......................................   14
VIII
    SECTION      Successors and Assigns.....................      14
    8.01
    SECTION      Amendments....................................   14
    8.02
    SECTION      Notices.......................................   15
    8.03
    SECTION      Benefit.......................................   16
    8.04
    SECTION      Interpretation................................   16
    8.05
    SECTION      Governing Law.................................   16
    8.06
                      CROSS-REFERENCE TABLE

   Section of                                         Section of
   Trust Indenture Act                                Guarantee
   of 1939, as amended                                Agreement


   310(a)...........................................  4.01(a)
   310(b)...........................................  4.01(c), 2.08
   310(c)...........................................  Inapplicable
   311(a)...........................................  2.02(b)
   311(b)...........................................  2.02(b)
   311(c)...........................................  Inapplicable
   312(a)...........................................  2.02(a)
   312(b)...........................................  2.02(b)
   313..............................................  2.03
   314(a)...........................................  2.04
   314(b)...........................................  Inapplicable
   314(c)...........................................  2.05
   314(d)...........................................  Inapplicable
   314(e)...........................................  1.01, 2.05, 3.02
   314(f)...........................................  2.01, 3.02
   315(a)...........................................  3.01(d)
   315(b)...........................................  2.07
   315(c)...........................................  3.01
   315(d)...........................................  3.01(d)
   316(a)...........................................  5.04(a), 2.06
   316(b)...........................................  5.03
   316(c)...........................................  2.02
   317(a)...........................................  Inapplicable
   317(b)...........................................  Inapplicable
   318(a)...........................................  2.01(b)
   318(b)...........................................  2.01
   318(c)...........................................  2.01(a)

_____________
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                       GUARANTEE AGREEMENT

          This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of _______ __, 1997, is executed and delivered by Entergy London Investments UK plc, a corporation incorporated under the laws of England and Wales (the "Guarantor"), and The Bank of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Entergy London Capital, L.P., a special purpose Delaware limited liability partnership (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Limited Partnership Agreement (the "Partnership Agreement"), dated as of _______ __, 1997 among Entergy London Investments UK plc, as General Partner (the "General Partner"), the Initial Limited Partner (as defined therein) and the several Holders (as defined therein), as Limited Partners, the Issuer is issuing as of the date hereof __________ of its _____% Cumulative Quarterly Income Preferred Securities, Series A ($___________ in aggregate liquidation amount) (the "Preferred Securities") representing preferred limited partnership interests in the Issuer and having the terms set forth in the Partnership Agreement;

          WHEREAS, the Preferred Securities are to be issued by the Issuer and the proceeds thereof are to be used to purchase the Debentures (as defined in the Partnership Agreement) which will be issued in the name of the Partnership or to its order and held as assets of the Partnership for the benefit of the Holders; and

          WHEREAS, in order to enhance the value of the Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the purchase by each Holder of the Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                          IDEFINITIONS

     1.01 Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement as in effect on the date hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee
Agreement.

          "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions that are required to be paid on such Preferred Securities but only if and to the extent that the Partnership has available funds sufficient to make such payment, (ii) the redemption price (the "Redemption Price"), and all accumulated and unpaid Distributions to the date of redemption, with respect to the Preferred Securities called for redemption by the Issuer but only if and to the extent that the Partnership has available funds sufficient to make such payment, (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

          "Guarantee Trustee" means The Bank of New York until a
Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee
Agreement and thereafter means each such Successor Guarantee
Trustee.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities then outstanding; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indenture" means the Indenture (for Unsecured
Subordinated Debt Securities relating to Preferred Securities) dated as of _______ __, 1997, among the Guarantor (the "Debenture
Issuer") and The Bank of New York, as trustee, pursuant to which the Debentures are issued.

          "Majority in liquidation amount of the Preferred
Securities" means a vote by Holders, voting separately as a class, of more than 50% of the aggregate liquidation amount of all Preferred Securities.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Successor Guarantee Trustee" means a successor
Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

          "Trust Indenture Act" means the Trust Indenture Act of
1939, as amended.


                      IITRUST INDENTURE ACT

     2.01 Trust Indenture Act; Application

     (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

     (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust
Indenture Act, such imposed duties shall control.

     2.02 Lists of Holders of Preferred Securities

     (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, not later than ________ __ and ________ __ in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) and Section 312(b) of the Trust
Indenture Act.

     2.03 Reports by the Guarantee Trustee. Within 60 days after ________ __ of each year, commencing ________ __, 199_, the
Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.

     2.04 Periodic Reports to Guarantee Trustee The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     2.05 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

     2.06 Events of Default; Waiver. The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     2.07 Event of Default; Notice.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided that, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Partnership Agreement shall have obtained written notice, of such Event of Default.

     2.08 Conflicting Interests. The Partnership Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                               III
         POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

     3.01 Powers and Duties of the Guarantee Trustee

     (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement or any rights hereunder to any Person except a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (c) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)  prior to the occurrence of any Event of
          Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A)  the duties and obligations of the
               Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                    (B)  in the absence of bad faith on the part
               of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

          (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

     3.02 Certain Rights of Guarantee Trustee.

          (a)  Subject to the provisions of Section 3.01:

               (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate;

               (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

               (iv) the Guarantee Trustee may consult with counsel of its choice, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

               (v)  the Guarantee Trustee shall be under no
          obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

               (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (viii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (1) may request instructions from the Holders, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in acting in accordance with such instructions; and

               (ix) the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.


                               IV
                        GUARANTEE TRUSTEE

     4.01 Guarantee Trustee; Eligibility

     (a) There shall at all times be a Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     4.02 Compensation and Reimbursement

          The Guarantor agrees:

          (a) to pay the Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any its powers or duties hereunder.

          As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to the Preferred Securities upon all the property and funds held or collected by the Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee Agreement.

          The provisions of this Section shall survive the termination of this Guarantee Agreement.


     4.03 Appointment, Removal and Resignation of Guarantee
Trustee.

     (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor
Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section
4.03 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

     (e) The Guarantor shall give notice of each resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.


                                V
                            GUARANTEE

     5.01 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     5.02 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     5.03 Obligations Not Affected. The obligation of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period or deferral of interest payment on the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section
     5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     5.04 Rights of Holders. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Issuer or any other person or entity.

     5.05 Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee
Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

     5.06 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     5.07 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of
Section 5.03.


                               VI
                          SUBORDINATION

     6.01 Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank
(i) subordinate and junior in right of payment to all Senior Debt of the Guarantor (which is defined as all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Guarantor for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debentures), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Guarantor and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Indenture or subsequently incurred by the Guarantor unless, in the case of any particular indebtedness, obligation, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Debentures; provided that the Guarantor's obligations under this Guarantee or any guarantee issued by the Guarantor on behalf of the holders of Preferred Securities issued by entities affiliated with the Guarantor similar to the Issuer shall not be deemed to be Senior Debt of the Guarantor), and (ii) pari passu with any similar guarantee now or hereafter issued by the Guarantor on behalf of the holders of preferred securities issued by entities affiliated with the Guarantor similar to the Issuer. Nothing in this
Section 6.01 shall apply to claims of, or payments to, the Guarantee Trustee under or pursuant to Section 4.02 hereof.


                               VII
                           TERMINATION

     7.01 Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Partnership Agreement upon dissolution of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or under this Guarantee Agreement.


                              VIII
                          MISCELLANEOUS

     8.01 Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eleven of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     8.02 Amendments. This Guarantee Agreement may be amended only by an instrument in writing entered into by the Guarantor and the Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a majority in aggregate liquidation amount of all the outstanding Preferred Securities. The provisions of Article __ of the Partnership Agreement concerning meetings of Holders shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Guarantee Trustee enter into any amendment of this Guarantee Agreement.

     8.03 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities:

                    Entergy London Investments UK plc
                    639 Loyola Avenue
                    New Orleans, Louisiana  70113
                    Facsimile No:  (504) 576-4455
                    Attention:  Treasurer

          (b) if given to the Issuer, in care of the General Partner, at the Issuer's (and the General Partner's) address set forth below or such other address as the General Partner on behalf of the Issuer may give notice of to the Holders:

                    Entergy London Capital, L.P.
                    c/o Entergy London Investments UK plc
                    639 Loyola Avenue
                    New Orleans, Louisiana  70113
                    Facsimile No:  (504) 576-4455
                    Attention:  General Partner

          (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee
     Trustee may give notice of to the Holders of the Preferred
     Securities:

                    The Bank of New York
                    101 Barclay Street, 21 West
                    New York, New York  10286
                    Facsimile No: (212) 815-5915
                    Attention: Corporate Trust Administration

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     8.04 Benefit. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

     8.05 Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

          (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.01;

          (b)  a term defined anywhere in this Guarantee
     Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (f) a reference to the singular includes the plural and vice versa; and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     8.06 Governing Law. This Guarantee Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     9.01  Consent to Jurisdiction; Appointment of Agent to
Accept Service of Process.

        (a) The Guarantor agrees (i) that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Guarantee Agreement may be brought in any federal or state court in the State of New York, County of New York, and (ii) to file such consents with such authorities as may be required to irrevocably evidence such agreement.

        (b) The Guarantor agrees to designate a designee, appointee and agent in The City of New York satisfactory to the Guarantee Trustee for the purpose of consenting and agreeing to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Guarantor, by serving a copy thereof upon the relevant agent for service of process referred to in this
   Section 9.01 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy to the Guarantor as provided in Section ____. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service. Nothing herein shall in any way be deemed to limit the ability of the Guarantee Trustee or the Holders of the Preferred Securities to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor, or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.
   The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee Agreement brought in the federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.01. Waiver of Immunities. To the extent that the Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process of proceeding fro the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guarantee Agreement, the Guarantor hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consents to such relief and enforcement. Nothing in this Section
10.01 shall be deemed to waive any defense (other than any such immunity) available to the Guarantor.

     11.01. Judgment Currency. The Guarantor agrees to indemnify the Guarantee Trustee and the Holders of the Preferred Securities against any loss incurred by such indemnified party as a result of any judgment or order being given or made for any amount due under this Guarantee Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which any such indemnified party is able to purchase Untied States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by any such indemnified party. If, alternatively, any such indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the Guarantor (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                              Entergy London Investments UK plc


                              By:
                                   Name:
                                   Title:



                              The Bank of New York,
                              as Guarantee Trustee


                              By:
                                   Name:
                                   Title: